EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of our report dated February 21, 2012, except for the matters discussed in Note 20 pertaining guarantor and non-guarantor financial information, as to which the date is February 22, 2012, with respect to the consolidated financial statements and schedule of Alexandria Real Estate Equities, Inc. included in this Current Report on Form 8-K of Alexandria Real Estate Equities, Inc.:

•                  Form S-8 No. 333-34223, Form S-8 No. 333-60075, Form S-8 No. 333-152433, and Form S-8 No. 333-167889 pertaining to the Amended and Restated 1997 Stock Award and Incentive Plan of Alexandria Real Estate Equities, Inc.,

•                  Form S-3 No. 333-158400 of Alexandria Real Estate Equities, Inc., and in the related Prospectus,

•                  Form S-3/A No. 333-56449 of Alexandria Real Estate Equities, Inc., and in the related Prospectus, and

•                  Form S-3/A No. 333-81985 of Alexandria Real Estate Equities, Inc., and in the related Prospectus

/s/ Ernst & Young LLP

Los Angeles, California

February 22, 2012